Exhibit 99.1

STATEMENT PURSUANT TO 18 U.S.C.  p 1350

Pursuant to 18 U.S.C. p 1350, the undersigned certifies that this Quarterly Report on Form 10-QSB for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition of Novitron International, Inc. at the end of such period and the results of operations of Novitron International, Inc. for such period.

/s/ Israel M. Stein MD
Date: February 11, 2003	Israel M. Stein MD President